Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000
November 1, 2002

Reporters May Contact:
Eloise Hale, Bank of America Corporation, 704.387.0013
eloise.hale@bankofamerica.com

Bank of America prices $500 million in 12-year senior notes

CHARLOTTE -- Bank of America Corporation today priced a global offering of $500 million in 12-year fixed-rate senior notes for sale in the United States and abroad.

The senior notes have a coupon interest rate of 5 1/8 percent per annum, payable semi-annually on May 15 and November 15 with the first interest payment on May 15, 2003. The notes mature on November 15, 2014.

These notes will be sold through underwriters led by Banc of America Securities LLC and include Bear, Stearns & Co. Inc. and JPMorgan. Closing is scheduled for November 7, 2002.

The debt issue is part of a shelf registration for corporate debt and other securities previously declared effective by the Securities and Exchange Commission. Bank of America intends to list the notes on the Luxembourg Stock Exchange.

Proceeds from the issue will be used for general corporate purposes.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific, and London exchanges and certain shares are listed on the Tokyo stock exchange.

www.bankofamerica.com/newsroom

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